REGISTERED NO.                                               PRINCIPAL AMOUNT
                                  GLOBAL NOTE

                                  SALOMON INC
                                NOTES, SERIES G
                               (FIXED RATE) CUSIP

                  Due More Than Nine Months from Date of Issue

          UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID" AND "YIELD TO MATURITY" SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                                             Original Issue Date:

Interest Rate:                                           Stated Maturity:

Interest Payment Dates:                               [ ]  monthly,
                                                            commencing

                                                      [ ]  quarterly
                                                            commencing

                                                      [ ]  semi-annually,
                                                            commencing

SURVIVOR'S OPTION:                                    [ ]  YES     [ ]  NO

          SALOMON INC, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., as the nominee of The Depository Trust Company (the "Depositary"), or registered assigns, (a) the Principal Amount then outstanding at the Stated Maturity and (b) to pay interest thereon on each Interest Payment Date and at Stated Maturity, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the Interest Rate, until the principal then outstanding hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

          If this Note is an Amortizing Note as shown on the face hereof, a portion or all the principal amount of the Note is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index (as described above).

          This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture, dated as of December 1, 1988 (as amended or supplemented from time to time, the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

          The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debt Security, or one or more Predecessor Securities, is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of the calendar month in which such Interest Payment Date occurs; provided, however, that in the case of interest payable at Stated Maturity,
- --------  -------
interest will be paid to the Person so registered at Stated Maturity. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of such Person having been such Holder, and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which having been given to each Holder of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and interest on this Note will be made by the Company to the Trustee in immediately available funds, and if such payments are made by the Company, the Trustee in turn will make such payments to the registered Holder hereof in funds immediately available to such Holder.

          Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. "Business Day" with respect to this Debt Security means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

          If the Holder of this Note has a Survivor's Option, as indicated above, to elect repayment of this Note prior to Stated Maturity in the event of the death of any beneficial owner hereof, then, pursuant to exercise of such Survivor's Option, the Company will repay this Note (or applicable portion hereof) when properly tendered for repayment by or on behalf of the Person (the "Representative") that has authority to act on behalf of the deceased beneficial owner hereof under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100 percent of the principal amount payable hereunder with respect to such beneficial owner, plus accrued interest thereon to the date of such repayment; provided, however, that the Company may, in its sole discretion,
           --------  -------
limit to $2,500,000 the aggregate principal amount of Notes of this series as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") and, in the event that the Annual Put Limitation is applied, limit to $250,000 the aggregate principal amount of Notes (or portions thereof) as to which exercises of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased beneficial owner of Notes; and provided, further, that
                               --------  -------
the Company will not make any principal payment pursuant to exercise of the Survivor's Option in an amount that is less than $5,000, and, in the event that the foregoing limitations would result in the partial repayment to any individual deceased beneficial owner of Notes, the principal amount owned by such deceased beneficial owner must not be less than $5,000 as a result of such repayment, which is the minimum authorized denomination of the Notes. This Note, or any portion hereof, tendered pursuant to an exercise of the Survivor's Option, may be withdrawn by a written request of the Holder hereof received by the Trustee prior to its repayment.

          This Note (or any portion hereof), if tendered pursuant to a valid exercise of the Survivor's Option, will be accepted promptly based on the order in which all such Notes (or any portion thereof) are tendered, unless the acceptance hereof would (i) contravene the Annual Put Limitation or (ii) result in the acceptance during the then current calendar year of an aggregate principal amount of Notes (or portions thereof) exceeding $250,000 with respect to any individual deceased beneficial owner. If, as of the end of any calendar year, the Company has not imposed the Annual Put Limitation or the aggregate principal amount of Notes that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation for such year, any exercise of the Survivor's Option with respect to this Note (or any portion hereof) not accepted during such calendar year because more than $250,000 aggregate principal amount of Notes (or portions thereof) was tendered with respect to the individual deceased beneficial owner hereof will be accepted in the order all such Notes were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation, if any, for such calendar year. This Note (or portion hereof), if accepted for repayment pursuant to exercise of the Survivor's Option, will be repaid on the first Interest Payment Date that occurs twenty or more calendar days after the date of such acceptance. If this Note (or any portion hereof) is tendered for repayment and is not accepted in any calendar year due to the application of the Annual Put Limitation, then this Note (or any such portion) will be deemed to be tendered in the following calendar year based on the order in which all such Notes (or any portion thereof) were originally tendered, unless this Note (or any such portion hereof) is withdrawn by the Holder. In the event that this Note (or any portion hereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice to the affected Representative by first-class mail to the broker or other entity that represents the deceased beneficial owner of this Note that states the reasons this Note (or such portion) has not been accepted for repayment.

          Subject to the foregoing, in order for the Survivor's Option to be validly exercised, the Trustee must receive (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or applicable portion hereof), (iii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the applicable deceased beneficial owner hereof,
(B) the death of such beneficial owner has occurred and (C) the deceased was a beneficial owner hereof at the time of death, and (iv) a certificate satisfactory to the Trustee from the broker or other entity through which the deceased beneficial owner has an interest in this Note stating that such broker or other entity represents the deceased beneficial owner. All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determination will be final and binding.

                 This Note is not subject to any sinking fund.

Other
- -----

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Registered Notes of different authorized denominations, as requested by the Person surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

          Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000.

          No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Except as otherwise provided herein or in the Indenture, until exchanged in full for individual Notes, this Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Company shall be subject to the same restrictions as those contained in, the individual Notes and in the Indenture.

          In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Registered Note shall be borne by the Holder of this Note.

          UNLESS OR UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL
          ----------------------------------------------------------------------
NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A
- -----------------------------------------------------------------------------
WHOLE BY THE DEPOSITARY (AS DEFINED HEREIN) TO A NOMINEE OF THE DEPOSITARY OR BY
- --------------------------------------------------------------------------------
A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE
- -----------------------------------------------------------------------
DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR
- --------------------------------------------------------------------------------
A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
- ---------------------------------------

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note shall be deemed to be a contract made and to be performed solely in the State of New York and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

          IN WITNESS WHEREOF,the Company has caused this Note to be duly executed under its corporate seal.

Dated:

                                                   SALOMON INC


                                                   By__________________

                                                   Name :  William J.Jennings
                                                   Title:  Senior VicePresident

Corporate Seal



Attest:


By__________________________
Name:  Arnold S. Olshin
Title:  Secretary


CERTIFICATE OF AUTHENTICATION
     This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee


By__________________________
     Authorized Signatory


     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.